                    CUSTOMER REFERRAL AND SUPPORT AGREEMENT


      THIS AGREEMENT is made this 26th day of February, 1999, by and among Moneta Group Investment Advisors, Inc., a Missouri corporation ("MGIA"), Enterbank Holdings, Inc., a bank holding company organized under the laws of Delaware ("Enterbank"), and Enterprise Bank of Clayton, a banking subsidiary of Enterbank (the "Bank").

                                   RECITALS:

      A. MGIA is an investment adviser registered with the Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940, as amended, and provides investment advisory and financial planning services to individuals and business organizations.

      B. The Bank is engaged in accepting deposit accounts and in making loans or otherwise extending credit and providing commercial bank services. The Bank also has established a new division, Enterprise Financial Advisors, which offers financial planning, insurance and trust services, through its subdivision Enterprise Trust (collectively, "EFA").

      C. Prior to the date of this Agreement, principals of MGIA ("MGIA Principals") have recommended to certain of their clients the banking services offered by Bank, subject to the discharge of their fiduciary obligation to clients and to the extent consistent with this obligation.

      D. Prior to the date of this Agreement, MGIA Principals also have provided training and consulting services to EFA personnel.

      E. Bank believes that referrals by MGIA Principals of MGIA clients to Bank will contribute to the growth of the Bank's deposit and lending activities and it desires to enter into this Agreement to promote and encourage such referrals by MGIA Principals.

      F. Bank also believes that training and consulting services provided by MGIA Principals will contribute to the growth and financial success of EFA and it desires to enter into this Agreement with MGIA to ensure continued access to these services.

      G. Enterbank has entered into this Agreement to secure for itself and its subsidiaries the benefits of the incentive inherent in common stock ownership by MGIA Principals, who are important to its future growth and financial success; and affording MGIA Principals the opportunity to obtain or increase a proprietary interest in Enterbank and, thereby, to have an opportunity to share in its success.

      H. The granted options shall be a nonqualified stock options which do not satisfy the requirements of Section 422 of the Internal Revenue Code.

      I. This Agreement shall supersede and replace the Customer Referral Agreement dated October 31, 1997 by and among MGIA, Enterbank and Bank, as well as the Moneta Bank

Marketing and Solicitation Agreement dated October 31, 1997, by and among MGIA, W.S. Griffith & Co., Inc. and Bank; provided that, upon termination, MGIA and W.S. Griffith & Co., Inc. shall remain obligated to pay to Bank the amounts to which Bank was entitled to receive with respect to the accounts referred to MGIA by Bank and listed on Schedule A attached hereto.


      NOW, THEREFORE, it is hereby agreed as follows:

            1. DEFINITIONS. When used in this Agreement, the following terms shall have the following meanings:

                  (a) "Agreement" shall mean this Customer Referral and Support Agreement.

                  (b) "Change in Control" shall mean the happening of any of the following events:

                        (i) The sale of all or substantially all of the assets of Enterbank or the Bank;

                        (ii) Any person or entity who is not a shareholder of Enterbank on the date this Agreement is executed becomes the beneficial owner, directly or indirectly, of securities of Enterbank representing more than fifty percent of the combined voting power of Enterbank's then outstanding securities;

                        (iii) Any merger or consolidation involving Enterbank
            other than a merger or consolidation in which the outstanding capital stock of Enterbank immediately prior to the effectiveness of such merger or consolidation is converted into (or remains outstanding and constitutes) a majority of the voting common stock of the surviving or resulting entity; or

                        (iv) Any transaction pursuant to which a majority of the outstanding capital stock of either Enterbank or of the Bank is acquired by a person or group pursuant to a tender offer or plan of acquisition or reorganization.

                  (c) "EFA Gross Margin" shall mean total revenues of EFA including, but not limited to, EFA financial planning and trust fees, and brokerage commissions and insurance commissions generated from EFA clients by the Bank, less subcustodial fees paid by the Bank on behalf of EFA clients (or costs of custodial services incurred directly by Bank on behalf of EFA clients, in an amount not to exceed the percentage of such total revenues paid by Bank as subcustodial fees immediately prior to Bank's direct provision of custodial services) and less brokerage and insurance commissions paid by the Bank to EFA financial planning representatives, before taxes and interest, as determined in accordance with generally accepted accounting principles, consistently applied.

                  (d) "Effective Date" Shall mean the date of execution of this Agreement as set forth above.

                  (e) "Market Value Per Share" Of a share of Enterbank's common stock shall mean the following:

                        (i) if the common stock of Enterbank is traded on a national securities exchange or if such stock is traded on the over-the-counter market maintained by NASDAQ, Inc., then the Market Value Per Share shall be equal to the reported closing price per share of such stock as of the applicable date; or

                        (ii) if the common stock of Enterbank is not traded as provided in (i) above, and Enterbank has granted Stock Options or Stock Appreciation Rights to employees or directors within thirty (30) days preceding the applicable date, the Market Value Per Share shall be the Market Value Per Share as used for purposes of the last such grant; or

                        (iii) if not traded as provided in (i), and (ii)
            above is not applicable, then the Market Value Per Share shall be determined in good faith by the Board of Directors of Enterbank in consultation with the firm of J.A. Glynn & Co., or another broker-dealer as may be agreed upon by Enterbank and MGIA.

                  (f) "MGIA Referral Accounts" shall have the meaning set forth in Section 2(d).

                  (g) "Option Price" shall mean Market Value Per Share on the date of the grant of the option.

                  (h) "Optioned Shares" shall mean the shares an MGIA Principal is entitled to purchase pursuant to this Agreement.

                  (i) "Stock Option Agreement" shall mean a stock option agreement in substantially the form as Exhibit A to this Agreement.

            2.    REFERRALS OF MGIA CLIENTS TO BANK.

                  (a) Bank Deposit Accounts. Subject to and to the extent consistent with its fiduciary duty to its clients, MGIA will recommend that its clients establish deposit accounts at the Bank. MGIA will provide to Bank such account documentation as Bank shall require. MGIA also will request that its clients sign a limited power of attorney granting MGIA authority to withdraw funds from such Bank account for the limited purpose of settling purchases of securities by the client and to disburse funds from such account only to an another account of client that is titled in an identical manner to the client's Bank account. Bank will be authorized to rely upon instructions received from MGIA Principals who have been granted a limited power of attorney by a client, and MGIA agrees to indemnify and hold harmless Bank from and against any loss, claim, damage or expense suffered by Bank as a result of Bank's reliance on instructions from that Principal; provided that, the loss was not caused by Bank's negligence.

                  (b) Loans and Other Bank Services. Subject to and to the extent consistent with its fiduciary duty to its clients, MGIA will refer its clients to Bank for loans and other credit and financial services (but not financial planning services) provided by Bank. MGIA and Bank agree that any MGIA client referred by MGIA will have discretion to elect the use of any banking service offered by Bank subject to the terms and fees as may be agreed upon between Bank and such client.

                  (c) Exclusivity of Referrals. Although MGIA may, in the exercise of its fiduciary duty to its clients, recommend other banks or financial institutions that offer deposit, loans and other services similar to those provided by the Bank, MGIA agrees that this is an exclusive Agreement. Enterbank and Bank agree that, within a 100 mile radius of the City of St. Louis, neither Enterbank nor Bank shall not enter into any material agreement with any other non-affiliated party to provide referrals to Bank for compensation without prior written consent from MGIA. Material agreements are those agreements that may reasonably cause the non-affiliated party to earn in excess of $25,000 per year in compensation from Enterbank or Bank, or both. Under no circumstances shall Enterbank or Bank enter into any compensation agreement with a non-affiliated financial planning firm within a 100 mile radius of the City of St. Louis.

                  (d) Identification of MGIA Referral Accounts. Accounts of MGIA clients referred to the Bank shall be identified as "MGIA Referral Accounts" as follows:

                        (i) Each deposit account established by an MGIA Principal on behalf of an MGIA client, each deposit account of a MGIA client referred to Bank by an MGIA Principal on or after October 31, 1997, and each account listed on Schedule B attached hereto shall be deemed to be an MGIA Referral Account.

                        (ii) MGIA will identify to Bank at the time of introduction to Bank those clients that it will introduce to Bank for loans, deposits or other banking services. Each account established, or banking service utilized, by a person who was introduced to the Bank by an MGIA Principal shall be deemed to be an MGIA Referral Account; provided, however, that any account established by a client who has had a banking relationship with Bank prior to the introduction shall not be deemed to be an MGIA Referral Account unless the Joint Resolution Committee (as defined below) determines that MGIA's referral of such client has caused the Bank expand its relationship with that client as a result of such referral.

                        (iii) Accounts established with Bank by persons who
            have a "primary relationship" with the holder of an MGIA Referral Account ("Account Holder") also will be deemed to be MGIA
            Referral Accounts.  For purposes of
            this paragraph, "primary relationship" means the person is: (a) a member of the "immediate family" of the Account Holder, (b) a trust or other fiduciary account of which the Account Holder is either the settlor or the fiduciary; or (c) an account established by or for the benefit of an entity or person that is controlled by or under common control with the Account Holder. An "immediate family" member as used herein shall mean the spouse, direct lineal descendant or parent of an Account Holder.

                  (e) Monthly Report. Bank shall provide to MGIA a monthly report of all MGIA Referral Accounts opened during the prior month.

                  (f) Disclosure of Referral Relationship. As a fiduciary to its clients, MGIA will disclose to its clients the relationship arising between MGIA and Bank in a manner consistent with applicable legal and regulatory requirements.

            3. TRAINING SERVICES TO BE PROVIDED BY MGIA. MGIA will provide training for all EFA financial planning representatives ("EFA Financial Planners"), which training shall be comparable to that provided by MGIA to its investment advisory representatives. MGIA will provide consulting services regarding registration of EFA Financial Planners with the appropriate broker-dealer firm and applicable federal and state securities and insurance regulatory authorities and MGIA will use its best efforts to secure fee arrangements with a broker-dealer firm and other service providers similar to those obtained by MGIA. MGIA also will provide EFA with training regarding, and access to, financial planning software and programs, which software and programs shall be comparable to those provided by MGIA to its investment advisory representatives. MGIA will train EFA officers in recruiting and testing techniques for testing potential candidates. MGIA also will train new EFA employees in sales techniques and case work preparation. MGIA shall provide such additional training and consulting services in the future as the parties may agree to in writing.

      MGIA shall not engage in any investment advisory, securities brokerage or insurance agent activities on behalf of Bank clients. MGIA Principals shall not recommend any security or insurance product, give any form of advice or discuss the merits of any security or insurance product with a Bank customer.

            4.    CASH COMPENSATION TO MGIA.

                  (a) Beginning January 1, 2001 and each year thereafter, Bank shall pay to MGIA an annual fee as set forth below:

                                                      Annual Fee as a
                  EFA Gross Margin             Percentage of EFA Gross Margin
                  -----------------            ------------------------------
                  First $2,000,000             12.5% of EFA Gross Margin
                  Next $2,000,000              15.0% of EFA Gross Margin
                  $4,000,001 and above         17.5% of EFA Gross Margin

                  The fee shall be computed based upon EFA Gross Margin as of December 31st of the prior year. The fee shall be due and payable annually within thirty (30) days after December 31st of the prior year. If, prior to December 31st, there is a Change in Control or this Agreement is terminated by Enterbank or Bank prior to the Termination Date (defined below), MGIA shall be entitled to a pro-rated portion of the above-referenced fee from January 1 to the date of the Change in Control or the Termination Date, as applicable. Such pro-rated fee shall be due and payable within thirty (30) days of the date of such Change in Control or the Termination Date.

                  (b) In the event of a Change in Control, Enterbank agrees to pay to MGIA a lump sum payment within thirty (30) days of the date of the Change in Control in an amount calculated as follows:

            EFA Adjusted Net Income for the four complete fiscal quarters immediately preceding the Change in Control
      x     17.5%
      x     Enterbank's Price/Earnings Ratio (based on the earnings for such four fiscal quarters) as of the date of the Change in Control

       =    Lump Sum Payment to MGIA upon Change in Control

      As used herein, "EFA Adjusted Net Income" shall mean Net Income of the EFA division as reflected in the books and records of Enterbank as determined in accordance with generally accepted accounting principles. Net Income shall reflect revenues from all trust and financial planning activities, including, but not limited to, trust fees, brokerage and insurance commissions and financial planning fees. Net Income shall also reflect all expenses directly associated with the operations of the EFA division, including, but not limited to, commissions, personnel, occupancy, general and administrative expenses. Adjustments to Net Income shall reverse the effects of inter-company revenue sharing arrangements and holding company pass through expenses not directly attributed to the operations of the EFA division.

            5.    GRANT OF OPTIONS TO MGIA PRINCIPALS.

                  (a) Options Granted as a Result of MGIA Referral Accounts. Subject to and upon the terms and conditions set forth in this Agreement, as of December 31st of each year during the term of this Agreement, Enterbank hereby grants to each MGIA Principal who is designated by MGIA as the principal responsible for an MGIA Referral Account according to Section 8 below the number of options ("Annual Options") calculated as set forth below.

                  If there is a Change in Control or if this Agreement is terminated prior to the Termination Date (defined below), Enterbank hereby grants to each designated MGIA Principal the number of Annual Options earned from January 1 to the date of the Change in Control or the Termination Date, as applicable, calculated as set forth below.

                  For each MGIA Referral Account for which an MGIA Principal is designated as the principal responsible for that Account, the MGIA Principal will receive the following number of Annual Options with respect to that Account:

                        Margin Contribution Rate
                  x     Annual Average Balance
                  ---------------------------------------------------------
                  =     Margin Contribution
                  -     Prior Year Margin Contribution
                  ---------------------------------------------------------

                  =     Margin Contribution Increase
                  /     Market Value Per Share as of December 31st
                  ---------------------------------------------------------

                  = Number of Annual Options (rounded to the nearest whole share)

      As used herein, the above-referenced terms shall be defined as follows:

      "Margin Contribution Rate" shall mean the rate established below.

            Type of MGIA Referral Account     Margin Contribution Rate
            -----------------------------     ------------------------
            Loan                                          4.00%
            Free Checking                                 4.00%
            NOW Account                                   2.50%
            Personal Money Market                         0.50%
            Commercial Money Market                       0.50%
            Investment Money Market                       0.75%
            Certificate of Deposit                        0.25%

      "Annual Average Balance" shall mean the aggregate daily sum of each day's balance (as determined on the 15th and last days of each month) of an MGIA Referral Account divided by the total number of days in the year.

      "Margin Contribution" shall mean the Margin Contribution Rate multiplied by the Annual Average Balance.

      "Prior Year Margin Contribution" shall mean the Margin Contribution for the prior year.

      "Margin Contribution Increase" shall mean the Margin Contribution less the Prior Year Margin Contribution.

                  EXAMPLE:   MGIA PRINCIPAL REFERS A CLIENT TO BANK WHO
            BORROWS $1 MILLION FROM BANK ON JULY 1. THE LOAN IS DESIGNATED AN " MGIA REFERRAL ACCOUNT" AND IT REMAINS OUTSTANDING UNTIL REPAID BY THE CLIENT ON JULY 30TH (30 DAYS). ASSUME, FOR PURPOSES OF THIS EXAMPLE ONLY, THAT THE MGIA PRINCIPAL'S MARGIN CONTRIBUTION FOR THE PRIOR YEAR WAS $1,000 AND THAT THE MARKET VALUE PER SHARE OF ENTERBANK STOCK AS OF DECEMBER 31ST IS $30.00.

            ENTERBANK WOULD GRANT THE FOLLOWING NUMBER OF ANNUAL OPTIONS TO MGIA PRINCIPAL AS OF DECEMBER 31ST:

                    0.04    (4.00% Margin Contribution Rate for loans)
      x       $82,191.78    (($1 million x 30 days)/ 365 days - Annual
                            Average Balance)
      ----------------------------------------------------------------
      =       $ 3,287.67    (Margin Contribution)
      -       $ 1,000.00    (Prior Year Margin Contribution)
      ----------------------------------------------------------------

      =       $ 2,287.67    (Margin Contribution Increase)
      /       $    30.00    (Market Value Per Share as of 12/31)
      ----------------------------------------------------------------

      =               76    Annual Options

                  (b) Options Granted For Training Services. Subject to and upon the terms and conditions set forth in this Agreement, Enterbank hereby grants to those MGIA Principals as designated by MGIA according to Section 8 below the following:

                        (i) on the Effective Date, options to purchase up to an aggregate number of 20,000 shares of Enterbank's common stock during the Option Term at the Option Price as of the Effective Date ("Initial Optioned Shares").

                        (ii) on the date on which Enterprise Trust, a division of EFA, reaches $100 million in assets under custody, options to purchase up to an additional aggregate number of 20,000 shares of Enterbank's common stock during the Option Term at the Option Price as of such date ("Second Optioned Shares").

                  (c) In the event that Enterbank or Bank terminates this Agreement prior to the Termination Date (as defined below), Enterbank hereby agrees to grant to those MGIA Principals designated by MGIA according to Section 8 below, as of the Termination Date, options to purchase the number of shares of Enterbank common stock ("Termination Options") determined as follows:

            (EFA Gross Margin for the four complete fiscal quarters immediately preceding termination) x 17.5%

            divided by the Market Value Per Share as of the Termination Date
            ----------

            = Number of Termination Options (rounded to nearest whole share)

                  (d) Anything in this Agreement to the contrary notwithstanding, the maximum number of shares of the common stock of Enterbank to be subject to options awarded hereunder shall not exceed [200,000] (subject to adjustment to reflect any stock split, stock dividend, combination or other recapitalization of the common stock of Enterbank subsequent to the date of this Agreement).

                  (e) Enterbank agrees that it shall reserve from its authorized but unissued shares of common stock a sufficient number of shares to permit the award and exercise of options issuable in accordance with the foregoing.

            6. EXERCISE PRICE. Each option to be issued and awarded as a result of Section 5 shall be issued and evidenced by a Stock Option Agreement in the form of Exhibit A attached hereto and shall provide for an exercise price per share equal to the Market Value Per Share as of the date of grant of the option. Notwithstanding the actual date of award of such Option and execution of the related Stock Option Agreement, each such option shall bear a date of grant as specified in Section 5 above.

            7. OPTION TERM. For so long as an MGIA Principal remains a principal of MGIA, options to purchase Optioned Shares held by that MGIA Principal shall expire on the Termination Date, unless sooner terminated pursuant to this Agreement. Upon termination of an MGIA Principal's employment with MGIA, that Principal's options to purchase Optioned Shares shall expire ninety (90) days after the date on which his or her employment is terminated with MGIA.

            8.    ISSUANCE OF OPTIONS TO MGIA PRINCIPALS.

                  (a) MGIA shall provide to Enterbank a list of the MGIA Principals to whom options are to be granted and the number of Optioned Shares to be granted to each Principal on the list. Such allocation and designation shall be made in the sole discretion of MGIA, having due regard for the contributions of such MGIA Principals primarily responsible for establishing MGIA Referral Accounts or who provided training and consulting services to EFA or the Trust Division, as applicable; provided, however, that the total number of individuals to whom options are granted shall not exceed 35 individuals who are not "accredited investors" as that term is defined in Regulation D under the Securities Act of 1933. MGIA shall certify those Principals that are accredited investors and shall provide to Enterbank such Principals' social security numbers, residential address and other information as Enterbank reasonably may request.

                  (b) Within thirty (30) days of receipt of MGIA's written notice described above, Enterbank shall prepare, execute and deliver Stock Option Agreements in the form of Exhibit A reflecting each MGIA Principal's individual options.

                  (c) At the time of first issuance of an option to any MGIA Principal in accordance with the terms of this Agreement, Enterbank will deliver to such MGIA Principal a copy of its most recent report on Form 10-K filed with the SEC pursuant to the Securities Exchange Act of 1934, together with copies of all subsequent interim reports filed under such Act. For so long as an MGIA Principal holds any unexercised option issued pursuant to this Agreement, Enterbank shall deliver copies of all subsequent filings made by it under Sections 12, 14 or 15 of the Securities Exchange Act.

            9. OPTIONS NON-TRANSFERABLE. These options shall be neither transferable nor assignable by any MGIA Principal other than by will or by the laws of descent and distribution, and may be exercised during an MGIA Principal's lifetime only by such Principal.

            10. VESTING. The Optioned Shares shall vest 20% per year on the anniversary date of the date of grant of the options; provided that if there is a Change in Control or if this Agreement is terminated prior to the Termination Date (defined below), the Optioned Shares shall be fully vested as of the Date of Change in Control or the Termination Date, as applicable.

            11. DATES OF EXERCISE. Pursuant to the provisions of this Agreement, an MGIA Principal may purchase any or all of the Optioned Shares that are vested at any time, or from time to time, during the Option Term after the date of grant.

            12. PRIVILEGE OF STOCK OWNERSHIP. As holder of an option, an MGIA Principal shall not have any of the rights of a shareholder with respect to the Optioned Shares until such Principal has exercised the option and paid the Option Price.

            13.   TERM OF THE AGREEMENT; TERMINATION DATE

                  (a) Term. This Agreement shall be for a term of ten years commencing on the date hereof and expiring on January 1, 2009 ("Termination Date"); provided, however, that:

                        (i) This Agreement may be terminated prior to the expiration of its term (i) in the event that Enterbank or the Bank shall be subject to a Change of Control and Enterbank pays to MGIA the compensation set forth in Section 4(b), or (ii) at the election of Enterbank or the Bank after the grant by Enterbank of Termination Options to MGIA as determined in accordance with Section 5(c).

                        (ii) the expiration of this Agreement at the end of the term or otherwise shall not relieve Bank of its obligation to determine the EFA Gross Margin for the final accounting period of this Agreement or the obligation of Enterbank to pay compensation to MGIA or issue options in accordance with the terms of this Agreement with respect to such final accounting period.

                        (iii) the expiration or termination of this Agreement
            shall not affect the validity of any outstanding option.

                        (iv) the expiration of this Agreement at the end of the term or otherwise shall not terminate the indemnification and hold harmless obligations and covenants of the parties as set forth herein.

            14.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PARTIES.

                  (a)   MGIA represents, warrants and agrees that:

                        (i) MGIA is a corporation duly organized and validly existing under the laws of the State of Missouri with full corporate power and authority to execute, deliver and perform this Agreement.

                        (ii) The execution, delivery and performance of this Agreement by MGIA will not violate or conflict with any provision of, or constitute a default under, any law, or any order, writ, injunction, decree of any court or other governmental agency, or any contract, agreement or instrument to which MGIA is a party or by which MGIA is bound, or constitute an event which, with the lapse of time or action by a third party or both, could result in the creation of any lien, charge or encumbrance upon any of the assets or properties of MGIA.

                        (iii) The sole director of MGIA has authorized and
            approved the execution and delivery of this Agreement and the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of MGIA in accordance with its terms.

                        (iv) MGIA is duly registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940, as amended, and has heretofore provided to Enterbank a true, correct and complete copy of Part II of its registration statement on Form ADV as amended to date.

                  (b)   Enterbank represents, warrants and agrees that:

                        (i) Enterbank is a corporation duly organized and validly existing under the laws of the State of Delaware with full corporate power and authority to execute, deliver and perform this Agreement. Enterbank has sufficient authorized but unissued shares of its common stock for the purpose of the options to be issued under this Agreement.

                        (ii) The execution, delivery and performance of this Agreement by Enterbank will not violate or conflict with any provision of, or constitute a default under, any law, or any order, writ, injunction, decree of any court or other governmental agency, or any contract, agreement or instrument to which Enterbank is a party or by which Enterbank or any of its subsidiaries is a party or by which any of them is bound or constitute an event which, with the lapse of time or action by a third party or both, could result in the creation of any lien, charge or encumbrance upon any of the assets or properties of Enterbank.

                        (iii) The Board of Directors of Enterbank has
            authorized and approved the execution and delivery of this Agreement and the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of Enterbank in accordance with its terms.

                        (iv) Enterbank has heretofore delivered to MGIA true, correct and complete copies of all filings required of it under section 15(d) of the Securities Exchange Act of 1934, as amended. Enterbank covenants and agrees that during the term of this Agreement and for so long thereafter as any option issued pursuant hereto is outstanding, it will either (i) remain subject to and use its best efforts to file in a timely manner all reports required under section 15(d) of the Securities Exchange Act of 1934, as amended, or it (ii) will cause its common stock to be registered as a class of securities under section 12 of the Securities Exchange Act of 1934, as amended, and in such event will use its best efforts to file in a timely manner all reports required under section 13 or 14 of the Securities Act of 1934.

                  (c)   Bank represents, warrants and agrees that:

                        (i) Bank is a banking corporation duly organized and validly existing under the laws of the State of Missouri with full corporate power and authority to execute, deliver and perform this Agreement.

                        (ii) The execution, delivery and performance of this Agreement by Bank will not violate or conflict with any provision of, or constitute a default under, any law, or any order, writ, injunction, decree or any court or other governmental agency, or any contract, agreement or instrument to which Bank is a party or by which Bank is bound or constitute an event which, with the lapse of time or action by a third party or both, could result in the creation of any lien, charge or encumbrance upon any of the assets or properties of Bank.

                        (iii) The Board of Directors of Bank has authorized
            and approved the execution and delivery of this Agreement and the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of Bank in accordance with its terms.

            15.   INDEMNIFICATION.

                  (a) By Enterbank and Bank. Enterbank and the Bank shall jointly and severally defend, reimburse, indemnify and hold harmless MGIA and its affiliates, officers, directors, employees and agents against any and all losses, claims, damages, liabilities, actions, costs or expenses, joint or several, to which any indemnified party may become subject (including any legal or other expenses reasonably incurred by it in connection with investigating any claim against it and any amounts paid in settlement or compromise, provided the Bank shall have given its prior written approval of such settlement or compromise), insofar as such losses, claims, damages, liabilities, actions, costs or expenses arise in connection with or are based upon:
      (i) the breach by the Bank of any representation, warranty or covenant made by Enterbank or the Bank herein; (ii) any act or omission to act, whether negligent, reckless or intentional, by Enterbank or the Bank or their employees or affiliates in connection with the subject of this Agreement; or (iii) the failure of Enterbank or the Bank or their affiliates to or employees to comply with all banking laws, rules and regulations applicable to this Agreement.

                  (b) By MGIA. MGIA shall defend, reimburse, indemnify and hold harmless Enterbank and the Bank, their affiliates, officers, directors and employees against any and all losses, claims, damages, liabilities, actions, costs or expenses, joint or several, to which any indemnified party may become subject (including any legal or other expenses reasonably incurred by it in connection with investigating any claim against it and any amounts paid in settlement or compromise, provided MGIA shall have given its prior written approval of such settlement or compromise), insofar as such losses, claims, damages, liabilities, actions, costs or expenses arise in connection with or are based upon: (i) the breach by MGIA of any representation, warranty or covenant made by MGIA herein; or (ii) any act or omission to act, whether negligent, reckless or intentional, by MGIA or its employees or affiliates under this Agreement.

                  (c) Notice of Indemnification. In the event any legal proceeding is threatened or instituted or any claim or demand is asserted by any person for which payment may be sought by one party hereto from the other party under the provisions of this section, the party seeking indemnification (the "Indemnitee") will promptly cause written notice of the assertion of any such claim of which it has knowledge to be forwarded to the other party (the "Indemnitor"). Any notice of a claim will state specifically the representation, warranty or covenant with respect to which the claim is made (if applicable), the facts giving rise to an alleged basis for the claim and the amount of the liability asserted against the Indemnitor by reason of the claim.

                  (d) Indemnification Procedure for Third-Party Claims. In the event of the initiation of any legal proceeding against an Indemnitee by a third party, the Indemnitor will have the absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice, and to defend against, negotiate, settle or otherwise deal with any proceeding, claim or demand which relates to any loss, liability or damage indemnified against hereunder; provided, however, that the Indemnitee may participate in any such proceeding, with counsel of its choice and at its expense. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. To the extent the Indemnitor elects not to defend such proceeding, claim or demand, and the Indemnitee defends against or otherwise deals with any such proceeding, claim or demand, the Indemnitee may retain counsel, at the Indemnitor's expense, and control the defense of such proceeding. Neither the Indemnitor nor the Indemnitee may settle any such proceeding without the consent of the other party, such consent not to be unreasonably withheld. After any final judgment or award has been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the time in which to appeal therefrom has expired, or a settlement has been consummated, or the Indemnitee and the Indemnitor have arrived at a mutually binding agreement with respect to each separate matter alleged to be indemnified by the Indemnitor hereunder, the Indemnitee will forward to the Indemnitor notice of any sums due and owing by it with respect to such matter and the Indemnitor will pay all of the sums so owing to the Indemnitee by wire transfer, certified or bank cashier's check within thirty (30) days after the date of such notice.

            16. DISPUTE RESOLUTION. The parties shall establish a Joint Resolution Committee to resolve any dispute arising out of this Agreement. Such Committee initially shall consist of Peter G. Schick and one other representative designated by MGIA, and Fred H. Eller and one other representative designated by the Bank. Either MGIA or the Bank shall have the right, from time to time, to change its representation on the Committee by written notice. The Joint Resolution Committee shall have access to such financial records of Enterbank as it shall deem reasonably necessary in order to settle disputes regarding financial calculations as set forth in the Agreement relevant to compensation to be paid to MGIA or the number of options to be granted to MGIA Principals and Enterbank agrees to provide such information upon request. Each member of the Committee, by serving thereon, agrees to maintain the confidentiality of such information.

            In addition to the duties set forth above, the Joint Resolution Committee shall function to review the determination by the Chief Financial Officer of the Bank of the EFA Gross Margin and other financial calculations described in this Agreement, and to certify such results to the President of MGIA and the Chief Executive Officer of the Bank.

            In the event that the Joint Resolution Committee shall be divided and unable to resolve any dispute, such dispute shall be resolved as follows:
(a) If the dispute relates to the determination of the EFA Gross Margin or other financial calculation, the dispute will be referred to an independent accountant selected by the Joint Resolution Committee, and the determination of such firm shall be conclusive; or (b) if the dispute relates to any other matter arising out of the Agreement, the dispute will be resolved by an abbreviated arbitration process pursuant to which MGIA and the Bank shall agree upon a single arbitrator and the decision of that arbitrator shall be final. In the event that MGIA and the Bank are unable to agree upon a single arbitrator, each of MGIA and the Bank shall appoint one arbitrator and the arbitrators so selected will appoint a third arbitrator who will serve as chairman of the panel. Any arbitration shall be conducted in accordance with the rules of the American Arbitration Association, unless otherwise agreed by the parties.

            17.   MISCELLANEOUS.

                  (a) Entire Agreement. This Agreement, together with the Exhibits attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings of the parties hereto.

                  (b) Amendments. This Agreement may be amended by the parties hereto at any time by action taken by, or pursuant to authority delegated by, their respective Boards of Directors, provided, however that no amendment which shall alter the form or terms of any option hereunder shall affect the terms or construction of any option issued prior to the date of such amendment without the consent of the optionee.

                  (c) Captions and Headings. All headings or captions contained in this Agreement or in any Exhibit attached hereto are for convenience of reference only and shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of the Agreement.

                  (d) No Third-Party Rights. Except for the rights of the optionees under any option granted pursuant hereto and except for the treatment of officers, directors and employees of the parties as potential indemnitees in accordance with the terms of Section 15, no provision of this Agreement shall be deemed or construed in any way to result in the creation of any rights or obligations in any person or entity not a party to this Agreement.

                  (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

                  (f) Governing Law. Except regarding matters controlled by federal law, this Agreement shall be governed and construed in accordance with the laws of the State of Missouri excluding any choice of law rules which may direct the application of the law of another state; provided, however, that matters of law concerning the internal corporate affairs of Enterbank shall be governed by the general corporation laws of its state of incorporation.

                  (g) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that except by operation of law no party may assign any of its rights, duties or obligations hereunder without the prior written consent of each other party; and provided, further, that no assignment of this Agreement or any rights hereunder shall relieve the assigning party of any of its obligations or liability hereunder.

                  (h) Notices. Any notice required or permitted under this Agreement shall be in writing, and either hand delivered mailed by certified mail, return receipt requested, to the following addresses:

                        Moneta Group Investment Advisors, Inc.
                        700 Corporate Park Drive, Suite 300
                        Clayton, Missouri  63105
                        Attn:  Joseph A. Sheehan

                        Enterbank Holdings, Inc.
                        Enterprise Bank of Clayton
                        150 N. Meramec
                        Clayton, Missouri  63105
                        Attn:  James C. Wagner, Chief Financial Officer

            Notice shall be deemed given on the date of receipt, in the case of hand delivery, or on the date delivered, as shown on the U.S. Postal Service return receipt, in the case of mailing. Any party may change the address to which notice is to be delivered to it under this Agreement by giving notice to that effect to the other parties hereto in the manner provided in this Section.

                  (i) Severability. If any provision of this Agreement is found or declared to be invalid or unenforceable by any court or other competent governmental regulatory agency having jurisdiction, such finding or declaration shall not invalidate any other provision hereof and this Agreement shall thereafter continue in full force and effect except that such invalid or unenforceable provision, and (if necessary) other provisions(s) thereof, shall be reformed by a court of competent jurisdiction so as to effect, insofar as is practicable, the intention of the parties as set forth in this Agreement, provided that if such court is unwilling or unable to effect such reformation, the invalid or unenforceable provision shall be deemed deleted to the same extent as if it had never existed.

                  (ii) Expenses. Each party to this Agreement shall pay its respective expenses incurred in connection with the preparation and performance of this Agreement and the transactions contemplated hereby.



      IN WITNESS WHEREOF, MGIA, Bank and Enterbank each have caused this Agreement to be executed in duplicate on its behalf by its duly authorized officer, all as of the day and year indicated above.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                        MONETA GROUP INVESTMENT ADVISORS, INC.


                        By:   -----------------------------------
                              Peter G. Schick, President

                        Address:
                        700 Corporate Park Drive, Suite 300
                        Clayton, MO 63105

                        ENTERBANK HOLDINGS, INC.

                        By:   -----------------------------------
                              James C. Wagner, Chief Financial Officer

                        Address:
                        150 North  Meramec
                        St. Louis, MO 63105

                        ENTERPRISE BANK OF CLAYTON


                        By:   -----------------------------------
                              Fred H. Eller, President

                        Address:
                        150 North  Meramec
                        St. Louis, MO 63105

            The undersigned hereby consents to the revocation and termination of the Moneta Bank Marketing and Solicitation Agreement dated October 31, 1997:

                        W.S. GRIFFITH & CO., INC.

                        By:   -----------------------------------

                                   EXHIBIT A

                            STOCK OPTION AGREEMENT


      THIS AGREEMENT is made this      day of            ,      , by and
                                  ----        -----------  -----
between Enterbank Holdings, Inc. (the "Company") and
                                 ("You" or "Your").
--------------------------------

                               RECITALS:

      A. You are a principal of Moneta Group Investment Advisors, Inc. ("MGIA Principal"). The Company and MGIA have entered into a Customer Referral and Support Agreement dated February 26, 1999 pursuant to which MGIA Principals have agreed to provide account referral and training and consulting services to subsidiaries of the Company.

      B. The Company has entered into this Stock Option Agreement for the purpose of securing for itself and its affiliates the benefits of the incentive inherent in common stock ownership by MGIA Principals whose services under the Customer Referral and Support Agreement are important to the Company's future growth and continued financial success; and affording You the opportunity to obtain or increase a proprietary interest in the Company and, thereby, to have an opportunity to share in its success.

      C. The granted option shall be a nonqualified stock option which does not satisfy the requirements of Section 422 of the Internal Revenue Code.

      NOW, THEREFORE, it is hereby agreed as follows:

      1. DEFINITIONS. When used in this Agreement, the following terms shall have the following meanings:

            (a)   "AGREEMENT" shall mean this Stock Option Agreement.

            (b)   "GRANT DATE" shall mean           ,
                                          ----------  ------

            (c) "MARKET VALUE PER SHARE" of a share of Enterbank's common stock shall mean the following:

                  (i) if the common stock of Enterbank is traded on a national securities exchange or if such stock is traded on the over-the-counter market maintained by NASDAQ, Inc., then the Market Value Per Share shall be equal to the reported closing price per share of such stock as of the applicable date; or

                  (ii) if the common stock of Enterbank is not traded as provided in (i) above, and Enterbank has granted Stock Options or Stock Appreciation Rights to employees or directors within thirty (30) days preceding the applicable date, the Market Value Per Share shall be the Market Value Per Share as used for purposes of the last such grant; or

                  (iii) if not traded as provided in (i), and (ii) above is not applicable, then the Market Value Per Share shall be determined in good faith by the Board of Directors of Enterbank in consultation with the firm of J.A. Glynn & Co., or another broker-dealer as may be agreed upon by Enterbank and MGIA.

            (d)   "OPTION PRICE" shall mean $        .
                                             --------

            (e) "OPTIONED SHARES" shall mean the shares You are entitled to purchase pursuant to this Agreement.

      2. GRANT OF OPTION. Subject to and upon the terms and conditions set forth in this Agreement, the Company hereby grants to You, as of the
Grant Date, an option to purchase up to       shares of the Company's common
                                        -----
stock during the Option Term at the Option Price.

      3. OPTION TERM. For so long as You remain a principal of MGIA, this option shall expire on January 1, 2009, unless sooner terminated pursuant to the Customer Referral and Support Agreement. Upon termination of Your employment with MGIA, this option shall expire ninety (90) days after the date on which Your employment is terminated with MGIA.

      4. OPTION NONTRANSFERABLE. This option shall be neither transferable nor assignable by You other than by will or by the laws of descent and distribution, and may be exercised during Your lifetime only by You.

      5. VESTING. The Optioned Shares shall vest 20% each year on the anniversary date of the Grant Date; provided that if there is a Change of Control, as defined in Section 1(b) of the Customer Referral and Support Agreement dated February 26, 1999, by and between the Company, Moneta Group Investment Advisors, Inc. and Enterprise Bank of Clayton (the "Customer Referral and Support Agreement"); or if the Customer Referral and Support Agreement is terminated prior to January 1, 2009 (the "Termination Date"), the Optioned shares shall be fully vested as of the date of the Change in Control or Termination Date.

      6. DATES OF EXERCISE. Pursuant to the provisions of this Agreement, You may purchase any or all of the Optioned Shares that have vested at any time, or from time to time, during the Option Term after the Grant Date.

      7.    ADJUSTMENT IN OPTIONED SHARES.

            (a) In the event any change is made to the common stock of the Company issuable under this Agreement by reason of any stock split, stock dividend, combination of shares, or other change affecting the outstanding common stock as a class without receipt of consideration, then appropriate adjustments will be made to (i) the total number of Optioned Shares and (ii) the Option Price payable per share in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

            (b) If the Company is the surviving entity in any merger or other business combination, then this option, if outstanding under this Agreement immediately after such merger or other business combination, shall be appropriately adjusted to apply and pertain to the number and class of securities which would be issuable to You in the consummation of such merger or business combination if the option were exercised immediately prior to such merger or business combination, and appropriate adjustments shall be made to the Option Price payable per share, provided the aggregate Option Price payable hereunder shall remain the same.

      8. PRIVILEGE OF STOCK OWNERSHIP. As holder of this option, You shall not have any of the rights of a shareholder with respect to the Optioned Shares until You have exercised the option and paid the Option Price.

      9.    MANNER OF EXERCISING OPTION.

            (a) In order to exercise this option with respect to all or any part of the Optioned Shares for which this option is at the time exercisable, You (or in the case of exercise after Your death, Your executor, administrator, heir or legatee, as the case may be) must take the following actions:

                  (i) Deliver written notice to the Board of Directors of the Company in advance of the exercise date;

                  (ii) Execute and deliver to the President or the Secretary of the Company a Purchase Agreement;

                  (iii) Pay the aggregate Option Price for the purchased
            shares in one or more of the following alternative forms:

                        (A)   full payment, in cash or cash equivalents; or

                        (B) any other form which the Company may in its discretion approve at the time of exercise of this option; and

                  (iv) Furnish to the Company appropriate documentation that the person or persons exercising the option, if other than You, have the right to exercise this option.

            (b) Options shall be deemed to have been exercised with respect to the number of Optioned Shares specified in the Purchase Agreement at the end of the calendar year in which the executed Purchase Agreement for such shares shall have been delivered to the Company. Payment of the Option Price shall immediately become due and shall accompany the Purchase Agreement. The Market Value Per Share of shares tendered in payment of the Option Price shall be determined as of such date. As soon thereafter as practical, the Company shall mail or deliver to You or to the other person or persons exercising this option a certificate or certificates (which may be a certificate of interest in any applicable voting trust) representing the shares so purchased and paid for.

      10.   COMPLIANCE WITH LAWS AND REGULATIONS.

            (a) The exercise of this option and the issuance of Optioned Shares upon such exercise shall be subject to compliance by the Company and You with all applicable requirements of law relating thereto.

            (b) In connection with the exercise of this option, You shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.

      11. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraph , the provisions of this Agreement shall inure to the benefit of, and be binding upon, Your successors, administrators, heirs, legal representatives and assigns and the successors and assigns of the Company.

      12. NO EMPLOYMENT OR SERVICE CONTRACT. No provision of this Agreement shall be construed to grant You status as an employee of the Company or its subsidiary corporations for any period of specific duration.

      13. NOTICES. Any and all notices referred to or relating to this Agreement shall be furnished in writing and delivered in person or sent by registered mail to the representative parties at the addresses following their signatures to this Agreement, or at such other address as may be set forth in a notice in writing to the sending party.

      14. WITHHOLDING. If You acquire Optioned Shares, the Company shall not deliver or otherwise make such shares available to You until You pay to the Company in cash (or any other form acceptable to the Company) the amount necessary to enable the Company to remit to the appropriate government entity or entities on Your behalf the amount required to be withheld from Your wages with respect to such transaction.

      15. CONSTRUCTION. This Agreement and the option evidenced hereby are in all respects limited by and subject to the express terms and provisions of this Agreement. All decisions of the Company with respect to any question or issue arising under this Agreement shall be conclusive and binding on all persons having an interest in this option.

      16. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Missouri.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate on its behalf by its duly authorized officer and You have also executed this Agreement in duplicate, all as of the day and year indicated above.


                        ENTERBANK HOLDINGS, INC.


                        By:   -----------------------------------
                              President

                        Address:
                        150 North  Meramec
                        St. Louis, MO 63105



                        ------------------------------------------
                        You (Grantee)

                        Address:  ------------------------------
                                  ------------------------------
                                  ------------------------------

                                    NOTICE
                                    ------

Schedules A and B referenced in the Customer Referral and Support Agreement dated February 26, 1999 by and among Moneta Group Investment Advisors, Inc. and Enterbank Holdings, Inc. are omitted. Registrant will furnish supplementally a copy of these Schedules to the Securities and Exchange Commision upon request.